SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT
Date of Report (Date of Earliest Event Reported): July 29, 2005
CABELTEL INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)
972-407-8400
(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement
     On July 29, 2005, CabelTel International Corporation (the “Company” or “GBR”) executed Amendment No. 1 to an Acquisition Agreement dated October 12, 2004 (“Amendment No. 1”). The original transaction and Acquisition Agreement dated October 12, 2004, was reported by the Company in its Current Report on Form 8-K for event occurring October 12, 2004, to which reference is hereby made. The other signatories to such Amendment No. 1 are four individuals (including Ron Finley, Chairman of the Board and Chief Executive Officer of the Company) and two transferees who currently hold the Series J 2% Cumulative Preferred Stock (the “Preferred Stock”) of the Company. The effect of Amendment No. 1 is to extend the outside date from September 30, 2005 to June 30, 2006 for the Company to present a transaction, together with a proposed mandatory exchange of Preferred Stock for Common Stock to its current stockholders in accordance with applicable requirements for a vote (or written consent by the requisite number of such stockholders) to approve the transaction evidenced by the original agreement and a mandatory exchange of all shares of Preferred Stock for shares of the Company’s Common Stock on the basis of 279 shares of Common Stock for each share of Preferred Stock. Amendment No. 1 also moves the beginning date for a recision option from September 30, 2005 until June 30, 2006 for a one-year period expiring June 30, 2007. A copy of Amendment No. 1 is attached as an exhibit to this Report.
Item 9.01.    Financial Statements and Exhibits
     (c) Exhibits.
     The following exhibit is furnished with this Report:

Exhibit
Designation	Description of Exhibit
10.2
Amendment No. 1 to Acquisition Agreement effective July 29, 2005 among CabelTel International Corporation, Ronald C. Finley, Jeffrey A. Finley, Bradford A. Phillips, Gene E. Phillips, joined by CIC Investment LLC and PS II Management LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this report to be signed on its behalf by the undersigned hereunto duly-authorized.
     Dated: August 11, 2005.                                                                      CABELTEL INTERNATIONAL CORPORATION

By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and
Chief Financial Officer